UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 10, 2018

UNITED NATURAL FOODS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21531	05-0376157
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

313 Iron Horse Way, Providence, RI	02908
(Address of principal executive offices)	(Zip Code)

(401) 528-8634

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01                                           Entry into a Material Definitive Agreement

Amendment to Merger Agreement

On October 10, 2018, United Natural Foods, Inc., a Delaware corporation (the “Company”), Jedi Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), SUPERVALU INC., a Delaware corporation (“SUPERVALU”), and SUPERVALU Enterprises, Inc., a Delaware corporation and a wholly owned subsidiary of SUPERVALU (“SUPERVALU Enterprises”), entered into the First Amendment to Agreement and Plan of Merger (the “Amendment”), amending the Agreement and Plan of Merger by and among the Company, Merger Sub, SUPERVALU and SUPERVALU Enterprises, dated as of July 25, 2018 (the “Merger Agreement”).

The Amendment provides that, at the effective time of the Merger, outstanding SUPERVALU restricted share awards, restricted stock unit awards, deferred share unit awards and performance share unit awards will be converted into Company awards payable, at the Company’s election, in cash and/or an equal value in shares of common stock of the Company in accordance with the terms of the Merger Agreement, as amended by the Amendment. The Merger Agreement had previously provided that such SUPERVALU equity awards would be converted into Company awards payable only in cash.

The description of the Amendment in this Form 8-K does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 2.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01                                    Exhibits.

(d)  Exhibits

Exhibit No.	Description
2.1	First Amendment to Agreement and Plan of Merger, dated as of October 10, 2018, by and among United Natural Foods, Inc., Jedi Merger Sub, Inc., SUPERVALU INC. and SUPERVALU Enterprises, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED NATURAL FOODS, INC.

By:	/s/ Jill E. Sutton
Name:	Jill E. Sutton
Title:	Senior Vice President, General Counsel and Chief Compliance Officer

Date:    October 10, 2018

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